Exhibit 5.1

December 5, 2012

Authentidate Holding Corp.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

Re: Registration Statement on Form S-3 filed by Authentidate Holding Corp.

We have acted as counsel to Authentidate Holding Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 originally filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); shares of preferred stock, $0.10 par value per share, of the Company (the “Preferred Stock”); senior or subordinated debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in such form as may be filed as an exhibit to or incorporated by reference into the Registration Statement (the “Indenture”); and warrants to purchase Common Stock or other securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”), in such form as may be filed as an exhibit to or incorporated by reference into the Registration Statement (each, a “Warrant Agreement”). The Registration Statement and Prospectus also covers the offering, issuance and sale of up to 1,553,752 shares of the Company’s Common Stock (the “Warrant Exercise Shares”) pursuant to the exercise of currently outstanding common stock purchase warrants (the “Outstanding Warrants”).

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities and Warrant Exercise Shares are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities and Warrant Exercise Shares being registered will be $40,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other

LEGAL AND BUSINESS STRATEGISTS

MEMBERS OF CONSULEGIS AN INTERNATIONAL ASSOCIATION OF LAW FIRMS, AND NETWORK OF LEADING LAW FIRMS

Authentidate Holding Corp.

instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the provisions of the Company’s Certificate of Incorporation in effect at the time of issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance in accordance with the provisions of a certificate of amendment to the Company’s Certificate of Incorporation, as amended, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.

With respect to our opinion as to the Warrant Exercise Shares to be issued upon exercise of the Outstanding Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Exercise Shares, of the Company and/or adjustments to outstanding securities, including the Outstanding Warrants, of the Company may cause the Outstanding Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price of the Outstanding Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

For the purposes of the opinions stated herein, we have further assumed and make the following qualifications: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) the Prospectus and an any and all Prospectus Supplements required by applicable laws have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any Prospectus Supplements relating to such Securities and all resolutions of the Board of Directors or a duly authorized committee thereof shall be in full force and effect at all times at which the Securities are offered or sold by the Company; (v) all other corporate action on the part of the Company as may be necessary to authorize the issuance and sale of such Securities has been taken and is in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal

Authentidate Holding Corp.

and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vii) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, (ix) there shall not have occurred any change in law affecting the legality or enforceability of such Security, and (x) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the sale, issuance and delivery of any of the Securities described in the Registration Statement, Prospectus and any Prospectus Supplement, nor the compliance by the Company with the terms thereof will (a) violate any applicable law or (b) will result in a default under or a violation of (x) any provision of any instrument or agreement then binding upon the Company, or (y) any restriction imposed by any court or governmental body having jurisdiction over the Company. On the basis of, and in reliance on the foregoing and the qualifications stated above, we are of opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance and sale of the Common Stock is in conformity with and authorized under the Company’s then operative Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) and Bylaws, as amended, (the “Bylaws”) and (ii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms of the shares of Preferred Stock and their issuance and sale are in conformity with the Certificate of Incorporation and Bylaws; (ii) a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (iii) the certificates for the Preferred Stock have been duly executed by the Company and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and such Indenture will have been qualified under the Trust Indenture Act of 1939; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and reflected in appropriate documentation and are in conformity with the Certificate of Incorporation and Bylaws; and (iv) the Debt Securities have been duly executed and delivered by the Company and

Authentidate Holding Corp.

authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company.

4. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent, if any, by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent in the forms as filed as exhibits to the Registration Statement or as incorporated by reference therein; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and are in conformity with the Certificate of Incorporation and Bylaws; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

5. With respect to the Warrant Exercise Shares, when issued and paid for in accordance with the Outstanding Warrants, and as contemplated in the Registration Statement and the Prospectus, the Warrant Exercise Shares will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions set forth herein are limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, or by general equitable principles and to limitations on availability of equitable relief, including specific performance, whether such principles are considered in a proceeding at law or at equity. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities and the Warrants and the validity of the Common Stock and the Preferred Stock. We hereby advise you that a partner of this law firm serves as the corporate secretary of the Company and is the holder of options to purchase 37,500 shares of the Company’s common stock.

Authentidate Holding Corp.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Becker & Poliakoff, LLP

Becker & Poliakoff, LLP